ADMINISTRATIVE SERVICES AGREEMENT


      THIS IS AN AGREEMENT, dated January 28, 1995 (the
"Agreement"), between Designs, Inc., a Delaware corporation
("Designs"), and THE DESIGNS/OLS PARTNERSHIP, a Delaware general partnership (the "Partnership").

BACKGROUND

      Simultaneously with the execution and delivery of this Agreement, Designs' wholly-owned subsidiary, Designs JV Corp. (the "Designs Partner"), has entered into an agreement (the "Partnership Agreement") with LDJV, Inc. (the "LOS Partner") creating a partnership (the "Partnership") which will operate a number of OLS and Outlet stores in the Territory. In accordance with the Partnership Agreement each of LOS and Designs are to provide certain services to the Partnership. This Agreement describes the services to be provided by Designs as well as the terms and conditions governing the extent to which Designs is obligated to provide such services. This Agreement does not cover the licensing of any intellectual or other property to the Partnership or any other services to be provided by Designs in accordance with a Business Plan approved under the Partnership Agreement.

      In consideration of the premises and the mutual agreements hereinafter set forth, Designs and the Partnership agree as follows:

      1. Administrative and Other Services to be Provided Hereunder. During the term of this Agreement, Designs shall provide to and for the benefit of the Partnership, and the Partnership agrees to use, the services described below (collectively, the "Corporate Services") on the terms and conditions hereof:

            (a) accounting, bookkeeping, internal auditing, and payroll services, including advice related thereto, such services and advice to be provided by, or under the supervision of, Designs' internal accounting, auditing and payroll staff;

            (b) providing or supervising the provision of legal advice and services, including, but not limited to, assistance with respect to claims that become or may become the subject of litigation, supervising the preparation and review of documents involving loans, financing transactions, employment and employee benefits matters, real estate matters, contractual documents, documents relating to any applicable reporting requirements promulgated by any federal, state, local or foreign government or other governmental authority, instrumentality or subdivision thereof, consultation related to legal and administrative proceedings, and consultation related to compliance with applicable laws and regulations; all lawyers providing legal services to the Partnership shall do so as counsel to the Partnership; however, if, in the reasonable opinion of Designs' outside counsel or counsel for the LOS Partner, there is a conflict in interest between Designs and the Partnership or between Designs and an LOS Party with respect to a specific matter, the Partnership may retain independent counsel with respect to that matter and the provisions of Section 5.11 of the Partnership Agreement shall govern matters relating to the activities of such independent counsel;

            (c) providing or supervising, subject to the relevant provisions of the Partnership Agreement, the performance of accounting advice and services relating to any income, real estate, sales, use, personal property or other tax, including, but not limited to, the preparation or supervising the preparation of any tax returns or other documents required or which may be filed with any federal, state, local or foreign government or other governmental authority, instrumentality or subdivision thereof;

            (d) assistance in organizational matters associated with meetings of the Management Committee and the committees of the Management Committee, assistance in preparation of financial reports related to the operation of the Partnership in accordance with the Partnership Agreement and Transaction Documents, employee compensation, incentive and retirement plans;

            (e) human resources and personnel advice and services, including, but not limited to, providing or supervising the performance of the administration of employee insurance plans, retirement plans, and other employee benefit plans so long as same are substantially similar to those which are provided by Designs to its non-Partnership employees;

            (f) real estate services, including, but not limited to, providing or supervising the performance of site evaluation and recommendation services, negotiation, development services and lease administration services; and

            (g) management information and data processing services, including, but not limited to, providing or supervising the performance of sales polling and reporting, cash register support and software and hardware selection and maintenance.

            If the Business Plan for any year contemplates the need for Designs to provide to the Partnership corporate services which are not Corporate Services as defined herein ("Additional
Corporate Services"), the Partnership shall, subject to the provisions of Section 5.11 of the Partnership Agreement, negotiate with Designs concerning the terms and conditions for provision of the Additional Corporate Services to the Partnership by Designs.
It is understood that the Partnership will engage Designs to perform any Additional Corporate Service for which terms and conditions offered by Designs are competitive with those offered by other potential providers.

            Any of the Corporate Services may be provided by Designs either directly with Designs personnel or by supervision of employees of the Partnership or by third parties. If Designs determines that Corporate Services should be provided by third parties under its supervision, the Partnership shall enter into contracts or other relationships with such third parties which are appropriate to enable Designs to proceed on that basis. However, Designs may only retain such third parties on behalf of and to provide Corporate Services to the Partnership if the Corporate Service to be provided by the third party is of a type that Designs normally obtains or has obtained on behalf of Designs' non-Partnership stores or store operations.

      In providing the Corporate Services to the Partnership, Designs' officers and employees shall conduct themselves in accordance with Designs' policies and procedures, and the Partnership shall follow such policies and procedures in connection with the subject matter of the Corporate Services. Designs agrees that the Corporate Services it will provide to the Partnership hereunder will generally be of no lesser quality than those similar Corporate Services which Designs provides to itself.
 At the outset of this Agreement, the Partnership shall utilize equipment and systems which are compatible with Designs' systems and equipment. However, if thereafter the Management Committee of the Partnership decides that the Partnership should adopt systems and/or equipment which are incompatible with those of Designs (each an "Incompatible Item"), the GM shall, within thirty (30) days after the date of such a Management Committee decision, provide Designs with an independent evaluation (an "Independent Evaluation") listing the estimated costs and expenses for the equipment, software, maintenance, personnel, support and all other items which will be required in order for any Corporate Service affected by the Incompatible Item to be provided by each of Designs and the Partnership. If the Independent Evaluation shows that, after adoption of an Incompatible Item by the Partnership, it will cost more for Designs to provide a Corporate Service than it would cost the Partnership to provide that Corporate Service then, upon adoption of the Incompatible Item by the Partnership, Designs shall have no further obligation to provide that Corporate Service to the Partnership. If the Independent Evaluation shows that, after adoption of an Incompatible Item by the Partnership, it will cost less for Designs to provide a Corporate Service than it would cost the Partnership to provide that Corporate Service, then the Partnership shall reimburse Designs for all of its costs and expenses associated with modifying Designs' systems and/or equipment in order for Designs to continue to provide that Corporate Service. The Independent Evaluation may include an analysis of how much it would cost the Partnership to hire an outside vendor to provide the affected Corporate Service.

      2.    Limitations on Designs' Obligation to Provide Services.

      The parties intend that the Corporate Services be provided by Designs until such time as an employee or consultant employed or engaged by Designs to provide the Corporate Service becomes a Substantial Time Employee (as hereinafter defined).
Notwithstanding this, no matter what amount of time any of them may spend providing Corporate Services, those senior employees of Designs who hold the job titles listed in Schedule "A" hereto ("Senior Staff") will not become Substantial Time Employees.

      3.    Cost of Corporate Services.

            (a) Designs shall make best efforts to cause its employees and consultants to keep records of the time such employees and consultants devote to providing Corporate Services to the Partnership. At such time as any Designs employee who provides Corporate Services to or for the benefit of the Partnership, other than Senior Staff, has spent an average of forty (40) hours or more for eight consecutive weeks (320 hours) (each a "Substantial Time Employee") providing Corporate Services, Designs shall have the option to notify the GM of the Partnership of the fact that there is a Substantial Time Employee, which notice must specify the Corporate Service being provided by the Substantial Time Employee (a "Substantial Time Employee Notice"). The GM must, within forty five (45) days after receiving a Substantial Time Employee notice, advise Designs whether the Partnership will (i) reimburse Designs for the cost to Designs of the Substantial Time Employee continuing to provide that Corporate Service to the Partnership, (ii) offer the Substantial Time Employee providing the Corporate Service a position with the Partnership, in which event Designs agrees not to object to that employee becoming an employee of the Partnership, or (iii) retain a third party or hire a new Partnership employee to provide the Corporate Service to the Partnership. In all events, ten (10) days after Designs notifies the GM of the existence of a Substantial Time Employee, Designs shall have the absolute right to cease providing that Corporate Service to the Partnership at no cost and the Partnership shall reimburse Designs for the cost to Designs of the Substantial Time Employee to and through the forty-fifth
(45th) day after the Partnership receives a Substantial Time Employee notice. For this purpose, the cost to Designs of the Substantial Time Employee shall be related direct labor cost plus the actual cost of relevant fringe benefits. If the Partnership elects (i) above, Designs shall provide the relevant Corporate Service, and the Partnership shall provide the related reimbursement, in accordance with this Section. If, by the forty-fifth (45th) day after the GM receives a Substantial Time Employee notice, Designs has not received the GM's written advice that the Partnership has elected either (i), (ii) or (iii) above, then the Partnership shall be deemed to have elected (i) and the Partnership shall thereafter be so obligated to Designs and Designs shall thereafter have no obligation to provide the affected Corporate Service to the Partnership at no cost.

            (b) In addition, the Partnership shall reimburse Designs, within thirty (30) days after presentation of invoices therefor, for all out-of-pocket expenses arising out of or in connection with Designs' performance of its obligations hereunder, including, without limitation, expenses of accounting, legal, real estate, tax, personnel, or other consulting or related services, third party expenses of computers and communications and costs of travel.

      4.    Indemnity; Limitation of Liability.

            (a) The Partnership shall indemnify and hold harmless Designs and all of its Affiliates from and against all Damages arising out of or relating to (i) any breach by the Partnership of any of its obligations under this Agreement or (ii) any other action or inaction taken or omitted by Designs hereunder, except such Damages, costs or expenses caused by the gross negligence or willful misconduct of Designs.

            (b) Designs shall not be liable for any delays in the performance of any of its obligations hereunder due to causes beyond its reasonable control, including, without limitation, fire, strike, war, riots, acts of any civil or military authority, acts of God, judicial action, unavailability or shortages of labor, materials or equipment, failure or delays in delivery of Designs' vendors and suppliers, delays in transportation or communications or other force majeure.

            (c) Designs shall indemnify and hold harmless the Partnership from and against all Damages arising out of or relating to any willful misconduct or gross negligence by Designs in its performance of Corporate Services.

            (d) Notwithstanding the foregoing, in no event shall Designs or the Partnership ever be liable for any punitive or analogous damages, whether or not Designs or the Partnership has been advised of the possibility of such damages or any special, incidental, consequential or other Damages for any reason other than gross negligence or willful misconduct.

            (e) The provisions of this Section 4 shall survive the termination of this Agreement, the Partnership and any of the Transaction Documents.

      5.    Termination.

            (a) Except as otherwise provided in this Section 5, this Agreement shall remain effective for so long as the Designs Partner, or any entity to which the Designs Partner transfers the Designs Partner's Partnership Interest, (i) is, directly or indirectly, wholly owned by Designs or is, directly or indirectly, wholly owned by a Person which, directly or indirectly, wholly owns Designs, and (ii) the Partnership owns at least 65% of the Stores in the Territory after including in the divisor in the calculation of such percentage all Stores and all other stores which at any time were owned by the Partnership and are operating. For example, it shall terminate if the Designs Partner is acquired by any Person other than a direct or indirect wholly-owned subsidiary of Designs, if the LOS Partner or an Affiliate of the LOS Partner purchases the Designs Partner's Partnership Interest or if the Partnership is terminated.

            (b) If the Partnership fails to perform any material obligations under this Agreement, Designs may give thirty days written notice to the Partnership specifying the nature of such breach and advising the Partnership that unless the breach is cured within thirty days of the date of the notice Designs shall have the right to terminate this Agreement. If such breach is not cured within such thirty day period Designs may terminate this Agreement by sending to the Partnership a notice stating that this Agreement has been terminated. A termination will become effective on the date Designs delivers to the Partnership a notice of termination.

            (c) If Designs fails to perform any material obligations under this Agreement, the Partnership may give thirty days written notice to Designs specifying the nature of such breach and advising Designs that unless the breach is cured within thirty days of the date of the notice the Partnership shall have the right to terminate this Agreement. If such breach is not cured within such thirty-day period the Partnership may terminate this Agreement by sending Designs a notice stating that this Agreement has been terminated. A termination will become effective on the date the Partnership delivers to Designs a notice of termination.

            (d) Upon termination of this Agreement, Designs shall have no further obligation hereunder except as expressly set forth in Section 4(c) of this Agreement.

      6.    Dispute Resolution.

      Any Controversy under this Agreement or respecting any of the subjects treated in this Agreement shall be resolved, if possible, by the good faith efforts of Designs and the Partnership including, if other efforts fail, a face-to-face meeting between a senior manager of Designs and, on behalf of the Partnership, a senior manager of the LOS Partner. If any Controversy is not settled by such efforts within 30 days after Designs or the Partnership requests such a meeting, either of them shall be entitled to cause the Controversy to be resolved by an arbitrator employed by JAMS/Endispute. If Designs initiates arbitration, the arbitration shall be conducted in whichever of Columbus, Ohio or San Francisco, California the LOS Partner chooses. If the Partnership initiates arbitration, the arbitration shall be conducted in Boston, Massachusetts. The arbitration shall be conducted in accordance with JAMS/Endispute's then-applicable
Rules of Practice and Procedure for Arbitration. Pending the completion of any arbitration proceeding, obligations not in dispute shall continue to be performed. Except as provided below, such arbitration shall be Designs' and the Partnership's exclusive formal means of resolving any such Controversy. The decision of the arbitrator shall be final and binding on Designs and the Partnership. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction. Notwithstanding the foregoing, to preserve rights or prevent or mitigate Damages and in aid of the arbitration process, any party to the arbitration may apply to such a court for temporary or preliminary injunctive or other equitable relief pending the results of the arbitration. However, if the final decision of the arbitrator is inconsistent with any such relief so obtained, the arbitrator's final decision shall preempt that relief. All decisions respecting any such Controversy shall be made on behalf of the Partnership by the LOS Partner in accordance with Section
5.11 of the Partnership Agreement.

      7.    Miscellaneous.

            (a) Capitalized terms used, but not otherwise defined, herein shall have the meanings given them in the glossary which the Designs Partner and the LOS Partner executed simultaneously with execution of the Partnership Agreement, as such glossary may be amended from time to time.

            (b) This Agreement shall not be assignable, in whole or in part, directly or indirectly, whether by operation of law or otherwise, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

            (c) Subject to the other provisions hereof and specifically to the provisions of Section 3 hereof, the Partnership shall make, execute, acknowledge, seal and deliver all such documents, and take all such other actions, as may be reasonably requested by Designs in order to effectuate the purposes of this Agreement, to comply with any applicable laws, regulations, orders and decrees in connection with any services contemplated hereby, obtain any required consents and approvals, and to make any required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority. Without limiting the generality of the foregoing, the Partnership shall make available to Designs all such facilities, equipment and personnel as Designs may reasonably request in connection with performance of its services hereunder and shall provide access to all such facilities and equipment at such times, and in such manner, as Designs may request.

            (d) No failure or delay on the part of Designs or the Partnership in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of steps to enforce such a right, preclude any other or further exercise thereof or the exercise of any other right. No modification or waiver of any provision of this Agreement nor consent to any departure by Designs or the Partnership therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Any consent or waiver by the Partnership under this Section 7(d) shall be approved in accordance with Section 5.11 of the Partnership Agreement.

            (e) This Agreement and the Other Transaction Documents contain the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, between them with respect thereto.

            (f) This Agreement may be amended or supplemented only in a writing executed by the parties hereto under authorization by the Board of Directors of Designs and the Partnership in accordance with Section 5.11 of the Partnership Agreement.

            (g) All notices, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by telegram or by telephonic facsimile transmission with confirmed answerback, or sent by registered mail, postage prepaid, to:

            Designs:                Designs, Inc.
                                    1244 Boylston Street
                                    Chestnut Hill, Massachusetts 02167
                                    Attention:  President

            with a copy to:         Designs, Inc.
                                    1244 Boylston Street
                                    Chestnut Hill, Massachusetts 02167
                                    Attention:  General Counsel

            the Partnership:        THE DESIGNS/OLS PARTNERSHIP
                                    1244 Boylston Street
                                    Chestnut Hill, Massachusetts 02167
                                    Attention:  General Manager

            with a copy to:         Levi's Only Stores, Inc.
                                    116 East Chestnut Street
                                    Columbus, Ohio 43215
                                    Attention:  President

and shall become effective upon receipt.

            (h) Upon reasonable notice, the Partnership shall be entitled to review such of Designs' internal records as relate solely to the Corporate Services being provided to the Partnership by Designs. If, in the reasonable opinion of legal counsel to Designs, any such records constitute or contain information which is confidential or proprietary to Designs or to any other person or entity to whom/which Designs has confidentiality obligations, the Partnership shall execute a confidentiality agreement with respect to any such information.

            (i) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

      IN WITNESS WHEREOF, the parties hereto have executed this Administrative Services Agreement, under seal, as of the date first above written.

                              DESIGNS, INC.


                              By:/s/ Joel Reichman
                                 Joel Reichman, President



                              THE DESIGNS/OLS PARTNERSHIP


                              By: Designs JV Corp., a Partner


                                  By: /s/ Joel Reichman
                                      Joel Reichman, President


                              By: LDJV Inc., a Partner


                                  By: /s/ Edward T. Murphy
                                      Edward T. Murphy, President